Exhibit 99.1

LIBERTY MEDIA CORPORATION TO PRESENT AT BARCLAYS GLOBAL TECHNOLOGY, MEDIA AND TELECOMMUNICATIONS CONFERENCE

Englewood, Colo, May 15th - Liberty Media Corporation (Nasdaq: LMCA, LMCB) announced that Greg Maffei, President and CEO of Liberty Media Corporation, will be presenting at the Barclays Global Technology, Media and Telecommunications Conference, on Wednesday, May 22nd at 9:00 a.m., Eastern Time at the Crowne Plaza Times Square, NY. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.

The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertymedia.com/events to register for the web cast.

About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Contact:    Courtnee Ulrich
(720) 875-5420